Exhibit 2


                    CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement (Form S-8) of RJR Nabisco Holdings Corp. on Form S-8, of our reports dated June 24, 1994 appearing in this Annual Report on Form 11-K of the Nabisco Brands de Puerto Rico Capital Accumulation Plan for the year ended December 30, 1993.




Deloitte & Touche
New York, New York
June 27, 1994